UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          SCHEDULE 14A
   Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

    [X]  Preliminary Proxy Statement


    [_]     Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

    [_]     Definitive Proxy Statement


    [_]     Definitive Additional Materials


    [_]     Soliciting Material Pursuant to 240.14a-12


                  OLD POINT FINANCIAL CORPORATION
          _______________________________________________
          (Name of Registrant as Specified In Its Charter)

 ______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee(Check the appropriate box):

    [X]  No fee required.

    [_]   Fee computed on  table below per  Exchange Act
          Rules 14a-6(i)(4) and 0-11.

      _________________________________________________________________
      1) Title of each class of securities to which transaction applies:

      _______________________________________________________________
      2) Aggregate number of securities  to which transaction applies:

      _________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      __________________________________________________
      4) Proposed maximum aggregate value of transaction:

      _________________
      5) Total fee paid:

      [_]Fee paid previously with preliminary  materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                        March 31, 2000


Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Old Point Financial Corporation. The meeting will be held on Tuesday, April 25, 2000 at 6:00 p.m. at The Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia.

   You will be asked to vote on the election of directors, ratification of independent certified public accountants, and increasing the number of authorized shares of stock. During the meeting, we will report to you on the condition and performance of the Company and its subsidiaries. You also will have an opportunity to question management on matters that affect the interest of all stockholders.

   We hope to see you on April 25, 2000. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued loyalty and support.

                   Sincerely,



                   /s/ Robert F. Shuford
                   Robert F. Shuford
                   Chairman of the Board and President
Enclosures

                OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                   Hampton, Virginia   23663

         NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD APRIL 25, 2000

TO OUR STOCKHOLDERS:

      The  2000  Annual  Meeting  of Stockholders  of  Old  Point
Financial  Corporation will be held at The Williamsburg  Marriott
Hotel,  50  Kingsmill Road, Williamsburg, Virginia,  on  Tuesday,
April 25, 2000, at 6:00 p.m. for the following purposes:

1. To elect 11 directors to serve for the ensuing year, or until their successors have been elected and qualified;

2.   To ratify the appointment of Eggleston Smith P.C., Certified
     Public Accountants, as independent accountants and auditors for 2000;

3. To vote upon a proposal to approve an amendment to the Company's articles of incorporation to increase the number of shares of Common Stock that it is authorized to issue from 6 million to 10 million; and

4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 14, 2000, will be entitled to notice of and to vote at the Annual
Meeting and any adjournments thereof.

                         By Order of the Board of Directors


                         /s/ W. Rodney Rosser

                         W. Rodney Rosser
                         Senior Vice President & Secretary to the Board

March 31, 2000

     Please complete, sign, date and mail the enclosed proxy card promptly. No postage is required if the return envelope is used and mailed in the United States. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

                 OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                    Hampton, Virginia   23663


                         PROXY STATEMENT
               2000 ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held April 25, 2000


                             GENERAL

     The enclosed proxy is solicited by the Board of Directors of Old Point Financial Corporation (the "Company") for the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held Tuesday, April 25, 2000, at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting. Stockholders may revoke proxies at any time prior to their exercise by written notice to the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person. The approximate mailing date of this Proxy Statement and accompanying Proxy is March 31, 2000.

Voting Rights and Solicitation

      Only those stockholders of record at the close of business on March 14, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 2,583,401. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

      Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxyholders to use cumulative voting, if necessary, to elect all or as many of the nominees as possible.

      The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person or by telephone, telegram, or special letter by officers and regular employees of the Company or its subsidiary, acting without compensation other than regular compensation.

Recent Developments

      It is with deep regret that we report to you the death of Gertrude S. Dixon who passed away on February 15, 2000. Mrs. Dixon had served on the Board of Directors of The Old Point National Bank of Phoebus since 1981 and on the Board of Old Point Financial Corporation since its organization in 1984. She was elected a director of Old Point Trust & Financial Services, N.A. when it was formed in April of 1999. Mrs. Dixon was also a member of the Executive Committee of the Company. She was an active participant in the community and a strong supporter of community banking for many years. She will be missed by all.

Principal Shareholders

      Mr. Robert F. Shuford, a director of the Company and its wholly-owned subsidiaries, The Old Point National Bank of Phoebus (the "Bank") and Old Point Trust & Financial Services, N.A. (the "Trust Company"), and the Estate of Mrs. Gertrude S. Dixon are the only shareholders who beneficially own 5% or more of the
Company's common stock. Mr. Shuford's beneficial ownership of the Company common stock as of March 14, 2000 is shown in the beneficial ownership table below under "Election of Directors." The address of Mr. Shuford is the same as the Company's principal offices. The Estate of Mrs. Dixon has beneficial ownership of 192,284 shares or 7.4% of the Company common stock as of March 14, 2000, and the address of the Estate of Mrs. Dixon is P.O. Box 6270, Newport News, Virginia 23606. Co-executors of the Estate of Mrs. Dixon are James R. Chisman and the Trust Company, although Mr. Chisman holds sole voting power as to Company shares held by the Estate. Mr. Chisman is also the beneficial owner of 34,754 shares or 1.4% of the Company common stock as of March 14, 2000, which, together with the shares held by the Estate of Mrs. Dixon, results in Mr. Chisman having voting power over 227,038 or 8.8% of shares of the Company. Under the terms of Mrs. Dixon's will, the shares held by the Estate of Mrs. Dixon will be transferred to a charitable foundation of which Mr. Chisman will be one of three directors without sole voting power. Finally, the Trust Company holds as trustee of various trust accounts a total of 394,664 shares or 15.3% of Company common stock. The Trust Company possesses sole voting and/or investment power with respect to 283,414 of these shares, but as to which, as a matter of state law, it must refrain from voting unless a co-fiduciary is appointed for the sole purpose of voting such shares. There are no other persons known by the Company to be owners of more than 5% of the Company's common stock.

      As of March 14, 2000, the persons nominated as directors of the Company, and the executive officers of the Company and its subsidiaries, beneficially owned as a group 434,327 shares (approximately 16.8%) of Company common stock outstanding (including shares for which they hold presently exercisable stock options).

                           PROPOSAL 1
                      ELECTION OF DIRECTORS

      The eleven persons named below, all of whom currently serve as  directors  of  the  Company, will be nominated  to  serve  as
directors   until  the  2001  Annual  Meeting,  or  until   their
successors have been duly elected and have qualified.

                                                                            Amount and Nature of
                                          Principal                         Beneficial Ownership
                              Director    Occupation For                    As of March 14, 2000
Name and (Age)                Since (1)   Past Five Years                   (Percent of Class)(2)(3)
Dr. Richard F. Clark (67)     1981        Pathologist(retired)                    63,533   (4)
                                          Sentara Hampton General Hospital        (2.5%)

Russell Smith Evans Jr. (57)  1993        Assistant Treasurer and                 2,650    (4)
                                          Corporate Fleet Manager                   *
                                          Ferguson Enterprises

G. Royden Goodson, III (44)   1994        President                               4,862    (4)
                                          Warwick Plumbing & Heating Corp.          *


Dr. Arthur D. Greene (55)     1994        Surgeon - Partner                       3,914    (4)
                                          Tidewater Orthopaedic Associates          *

Stephen D. Harris (58)        1988         Attorney-at-Law - Partner              9,000    (4)
                                           Geddy, Harris, Franck                     *
                                           & Hickman, L.L.P. & Geddy

John Cabot Ishon (53)         1989         President                              12,780   (4)
                                           Hampton Stationery                        *

Eugene M. Jordan (76)         1964         Attorney-at-Law                        28,000   (4)
                                                                                   (1.1%)

John B. Morgan, II (53)       1994         President                              2,600    (4)
                                           Morgan-Marrow Insurance                  *

Louis G. Morris    (45)       2000         President & CEO                        20,729   (4)
                                           Old Point National Bank                  *


Dr. H. Robert Schappert (61)  1996         Veterinarian - Owner                   89,740   (4)
                                           Beechmont Veterinary Hospital          (3.5%)

Robert F. Shuford (62)        1965         Chairman of the Board,                 156,898  (4)(5)
                                           President & CEO,                        (6.0%)
                                           Old Point Financial Corporation
                                           Chairman of the Board, President & CEO
                                           Old Point National Bank
------------------------
*Represents less than 1.0% of the total outstanding shares.

(1) Refers to the year in which the individual first became a director of the Bank. Dr. Richard F. Clark, Eugene M.
     Jordan, and Robert F. Shuford became directors of the Company upon consummation of the Bank's reorganization on October 1, 1984. All present directors of the Company are directors of the Bank. Dr. Richard F. Clark, Dr. Arthur D. Greene, Mr. John C. Ishon and Mr. Robert F. Shuford are directors of the Trust Company.

(2) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(3) Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney - Dr. Clark, 200 shares; Mr. Evans, 650 shares; Dr. Greene, 1,968 shares; Mr. Harris, 400 shares, Mr. Ishon, 3,480 shares; Mr. Jordan, 14,000 shares; Mr. Morgan, 2,400 shares; Dr. Schappert, 81,370 shares; and Mr. Shuford, 75,590 shares.

(4) Includes shares that may be acquired within 60 days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans - Dr. Clark 1,000, Mr. Evans 1,000, Mr. Goodson 1,000, Dr. Greene 1,000, Mr. Harris 1,000, Mr. Ishon 1,000, Mr. Jordan 1,000, Mr. Morgan 1,000, Mr. Morris 6,998, Dr.
     Schappert 1,000, and Mr. Shuford 24,182.

(5)  Mr.   Shuford  is  one  of  three  directors  of  the  VuBay
     Foundation, a charitable foundation organized under 501(c)(3) of the Internal Revenue Code of 1986, as amended. A majority of the Directors have the power to vote shares of Company common stock owned by the foundation. The foundation owned 2,300 shares of stock as of March 14, 2000. Mr. Shuford disclaims any beneficial ownership of these shares.

      There are two family relationships among the directors and executive officers. Mr. Jordan is the father-in-law of Mr. Ishon. Mr. Shuford and Dr. Schappert are married to sisters. None of the directors serve as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Board Committees and Attendance

      During 1999, there were fourteen meetings of the Company's Board of Directors. Each director attended at least 75% of all meetings of the Board and committees on which he or she served. The Company's Board has standing Executive, Audit and Compensation Committees.
                                   -4-

      The Company's Executive Committee was comprised of Messrs. Shuford, Jordan, Harris, Dr. Clark and Mrs. Dixon. It serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. It met five times in 1999.

      The Company's Compensation Committee is described below under "Report on Executive Compensation."

     The Company and Bank Audit Committee is comprised of Messrs. Jordan, Ishon, Greene, Morgan, Schappert and Harris. The Company and Trust Company Audit Committee is comprised of Messrs. Jordan, Greene, Morgan, Schappert and Harris. The Audit Committees review on a regular basis the work of the internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection to all assets and records. Subject to the approval of the Board of Directors, it engages a firm of certified public accountants to conduct such audit work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. During 1999, the Company and Bank Audit Committee held five meetings on Bank matters, and the Company and Trust Company Audit Committee met two times on trust matters.

      The  Board  has  no  separate  nominating  committee.   The
Executive Committee reviews any recommendations obtained and gives their recommendations to the Board. The entire Board reviews, on an as needed basis, the qualifications of candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to serve as a Board member.

Directors' Compensation

      Directors of the Bank and Trust Company receive $300 and $250, respectively for each board meeting they attend. The directors of the Bank and Trust Company receive $150 for each committee meeting they attend. In addition, outside directors of the Bank and Trust Company are paid an annual retainer fee of $4,000 and $2,500, respectively. All Company directors have been elected as directors of the Bank, but there is no assurance that this practice will continue. Not all Company directors serve as directors of the Trust Company.

       Directors who are employees of the Company and its subsidiaries are compensated for attendance at Bank board meetings, but do not receive any fees for committee meetings and are not paid annual retainer fees. The Trust Company did not pay fees for board attendance to directors who are also employees of the Company or its subsidiaries who served as directors in 1999.

Indebtedness and Other Transactions

      Some of the Company's directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend included in such transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

      The law firm of Mays & Valentine L.L.P. serves as legal counsel to the Company. Cumming, Hatchett and Jordan, P.C. serves as legal counsel to the Bank and Trust Company. Mr. Eugene M. Jordan was a member of the firm in 1999. During 1999, the firm received a retainer and fees totaling $55,358. Morgan Marrow Insurance of which John B. Morgan, II is President, provided insurance for which the Company paid $47,749 during 1999. Hampton Stationery, of whom John Cabot Ishon is President, provided office furniture and supplies for which the Company paid $101,023. Geddy, Harris, Franck & Hickman L.L.P. of which Stephen D. Harris is a partner, and Warwick Plumbing & Heating Corp. of which G. Royden Goodson, III is President provide products and services to the Company.

                     EXECUTIVE COMPENSATION

Cash Compensation

      The  following table presents a three-year summary  of  all compensation paid or accrued by the Company and the Bank to the Company's Chief Executive Officer and each executive officer whose salary and bonus for 1999 exceeded $100,000. The table also presents the number and percentage of shares of the Company's Common Stock held by these executive officers, who are all executive officers of the Company.

                   SUMMARY COMPENSATION TABLE

                       Annual Compensation
                                                                         Amount and
                                                                         Nature of
                                                                         Beneficial
                                                                         Ownership
                                                                         as of March
                                                                         14, 2000
Name and Principal                                       All Othere      (Percent of
Position                 Year     Salary(1)   Bonus(2)   Compensation(3)  Class)(4)(5)(6)
------------------       ----     ---------   --------   ---------------  ---------------
Robert F. Shuford        1999     $153,500    $27,000    $17,556          156,898
Chairman, President      1998     $151,200    $34,560    $17,765           (6.0%)
& CEO(Company)           1997     $148,500    $26,000    $16,092

Louis G. Morris          1999     $100,267    $18,048    $ 9,220           20,729
President & CEO (Bank)   1998     $ 90,247    $21,600    $ 9,051              *
                         1997     $ 83,000    $14,400    $ 7,636

Cary B. Epes             1999     $ 99,267    $17,868    $ 9,340           10,039
EVP/CCO (Bank)           1998     $ 89,167    $21,600    $ 9,440              *
                         1997     $ 82,000    $14,400    $ 7,708

Margaret P. Causby       1999     $ 97,947    $17,630    $ 9,004           10,440
EVP/CAO (Bank)           1998     $ 88,167    $21,600    $ 9,035              *
EVP                      1997     $ 78,483    $14,400    $ 7,372


___________________
(1)  Salary  includes directors' fees as follows:  Mr. Shuford  -
     1999, $3,900, 1998, $4,200, and 1997 $4,500.


(2) Bonus consideration for Mr. Shuford is paid in the year following the year in which the bonus is earned so that the Compensation Committee can evaluate year-end results. Bonus consideration for Mr. Morris, Mr. Epes and Mrs. Causby is paid in the year in which it is earned.

(3)  Mr. Shuford has received other compensation as follows:

                                     1999      1998       1997
                                   -------   -------    -------
     Deferred Profit Sharing       $ 4,532   $ 5,090    $ 4,342
     Cash Profit Sharing             4,210     4,811      4,088
     401(k) Matching Plan            4,488     4,410      4,320
      Group  Term  Insurance         4,326     3,454      3,342
                                   -------   -------    -------
     Total                         $17,556   $17,765    $16,092

     Mr. Morris has received other compensation as follows:

                                     1999      1998       1997
                                   -------   -------    -------
     Deferred Profit Sharing       $ 3,037   $ 3,122    $ 2,551
     Cash Profit Sharing             2,821     2,951      2,356
     401(k) Matching Plan            3,008     2,705      2,490
      Group Term Insurance             354       273        239
                                   -------   -------    -------
     Total                         $ 9,220   $ 9,051    $ 7,636

     Mr. Epes has received other compensation as follows:

                                     1999      1998       1997
                                   -------   -------    -------
     Deferred Profit Sharing       $ 3,007   $ 3,087    $ 2,520
     Cash Profit Sharing             2,793     2,918      2,328
     401(k) Matching Plan            2,978     2,675      2,460
     Group Term Insurance              562       760        400
                                   -------   -------    -------
     Total                         $ 9,340   $ 9,440    $ 7,708

     Mrs. Causby has received other compensation as follows:

                                     1999      1998       1997
                                   -------   -------    -------
     Deferred Profit Sharing       $ 2,967   $ 3,053    $ 2,408
     Cash Profit Sharing             2,756     2,885      2,224
     401(k) Matching Plan            2,938     2,645      2,350
     Group Term Insurance              343       452        390
                                   -------   -------    -------
     Total                         $ 9,004   $ 9,035    $ 7,372

(4) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(5) Include shares held (1) by their joint relative or held jointly with their spouses, (2) as custodian or trustee for the benefit of their children or others, (3) as attorney-in-fact subject to a general power of attorney-Mr. Shuford, 75,590 shares.

(6) Include shares that may be acquired within 60 days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans-Mr. Shuford 24,182 shares, Mr. Morris 6,998 shares, Mr. Epes 8,618 shares, Mrs. Causby 8,718 shares.



              Aggregated Option Exercises in Last
         Fiscal Year and December 31, 1999 Option Value

                                                                           Value of
                                                         Number of         Unexercised
                                                         Unexercised       In-the-Money
                                                         Options at        Options at
                                                         12/31/99(#)       12/31/99($)



                  Shares Acquired    Value               Exercisable/      Exercisable/
Name              on Exercise (#)    Realized($)(1)      Unexercisable     Unexercisable(1)
                  ---------------    -------------       -------------     ----------------
Robert F.Shuford      0              $     0             24,182/5,112      $28,160/$0

Louis G. Morris   1,440              $ 9,583              6,998/2,612      $ 1,635/$0

Cary B. Epes          0              $     0              8,618/2,612      $ 4,250/$0

Margaret P. Causby    0              $     0              8,718/2,612      $ 3,730/$0


--------------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.



           No Stock Options were granted during 1999.
           ------------------------------------------

Employee Benefit Plans

      Pension Plan. The Company has a noncontributory defined benefit pension plan, which covers substantially all full-time employees of the Company and its subsidiaries who have completed one year of service. A participant's monthly retirement benefit (if he or she has 25 years of Credited Service at his Normal Retirement Date) is 20% of his final average pay plus 15% of final average pay in excess of the participant's Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of service at his Normal Retirement Date, the participant's monthly retirement benefit will be actuarially reduced by 1/25 for each year of credited service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

      Thrift Plan. The Company has a contributory 401(k) profit-sharing and thrift plan. Employees of the Company and its subsidiaries are eligible to participate if they complete 1,000 hours of service for a plan year and are at least 21 years old. Participants may elect to defer between 1% to 15% of their base compensation as defined in the plan, which will be contributed to the plan. The Bank will contribute 50 cents for each dollar deferred by an employee on the first 6% of the employee's compensation. Participants may also elect to make additional deferrals subject to certain limitations, which are not matched by the Bank.

      Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment, unless a participant or his beneficiary elects to receive payments in installments. The plan permits certain in-service withdrawals.

      All employee contributions are fully vested and the Bank's contributions become fully vested when a participant reaches age 65, becomes totally and permanently disabled or dies. If a participant leaves the Bank before the occurrence of one of these events, the Bank's contributions will become 10% vested per year for the first four years of service and 20% vested per year for the next three years of service, becoming 100% vested after seven years of service.

      Employee Stock Purchase Plan. The Company has one employee stock purchase plan - the 1996 Employee Stock Purchase Plan (the "1996 Plan"). The 1996 Plan provides eligible employees with a simple and convenient method of investing in Company stock at a 5% discount. The 1996 Plan provides the Company with additional capital funds, and its aim is to increase employee interest and productivity through ownership of Company common stock. Regular employees may voluntarily participate in the 1996 Plan. They may elect to contribute from 2% to 15% of their base pay to the 1996 Plan by payroll deduction for the purchase of Company common stock. The 1996 Plan's fiscal year is the twelve month period beginning July 1st and ending the next June 30th. The term of the 1996 Plan is for five consecutive fiscal years ending on June 30th from its inception date of July 1st, 1996.

      In effect, the 1996 Plan grants eligible employees, who voluntarily participate, an option to purchase Company common stock at an exercise price equal to 95% of the lesser of (1) the Fair Market Value of the common stock on the 1st day of the Plan year (July 1st), or (2) the Fair Market Value of the common stock on the last day of the Plan year (June 30th).

      The 1996 Plan was designed to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code, as amended (the "Code"). Under the Code, participants normally do not realize any income at the date of grant, or the date of exercise and purchase of shares under the 1996 Plan. Recognition of income is normally postponed until disposition of the shares.

     Stock Option Plans. The Company has two stock option plans - the 1989 Stock Option Plan and the 1998 Stock Option Plan (the "Plans"). The Plans provide for the award of nonqualified stock options and incentive stock options to employees and directors of the Company and its subsidiaries selected by the Board of Directors to participate in the Plans. The Board of Directors makes awards under the Plans and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the Plans by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution.

      While options covering all of the 84,534 shares under the 1989 Plan have been granted, options covering 64,500 shares have been granted under the 1998 Plan under which 125,000 shares of Company common stock have been reserved. The 1989 Plan did not permit grants of option to non-employees, whereas, the 1998 Plan permits grants of options to non-employee directors.

      Other Benefit Plans. Life, medical, dental, and disability insurance is provided to all officers and employees of the Company and its subsidiaries.

Report on Executive Compensation

      Compensation for executive officers is administered by the Compensation Committee (the "Committee"). The Committee is comprised of four non-employee directors, Messrs. Goodson (Chairman), Clark, Evans, and Morgan. It met one time in 1999. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decision.

       In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table under "Executive Compensation;" namely, base salary and annual and long-term incentive compensation.

      In making its recommendation to the Board, the Committee obtains from market and economic research companies information pertaining to salary levels at other comparable financial institutions. Annual compensation is determined by evaluating several factors. The primary factor considered in evaluating the level of executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company's performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives some consideration to the expected future contributions of the executive, general economic conditions, the executive's length of service and standing within the local banking communities, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company's financial performance. Decisions regarding compensation, however, are mostly subjective in nature, and no specific formulas are used to calculate an executive's compensation.

      The asset growth, loan growth and earnings increase resulted in an overall positive financial performance of the Company and its subsidiaries in fiscal year 1999.

      The committee recommended to the Board a bonus be granted to Mr. Shuford in the amount of $27,000, Mr. Morris, $18,048, Mr. Epes, $17,868 and to Mrs. Causby, $17,630.

      The foregoing report was furnished to the Committee, and approved by the directors of the Company.

                G.  Royden Goodson, III, Chairman
                     Dr.  Richard F.  Clark
                     Russell S.  Evans, Jr.
                       John B.  Morgan, II



    Section 16(a) - Beneficial Ownership Reporting Compliance

      Based on a review of the reports of changes in beneficial ownership of Capital Stock and written representations made to the Company, the Company believes that its officers and directors have filed on a timely basis the report which is required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1999.

                   FIVE YEAR STOCK PERFORMANCE


      Management provides on the next page a line graph which compares the Company's shareholder return with the return of the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") Composite Index, a market-weighted average of all over-the-counter stocks traded on NASDAQ, with the Russell 2000 Index, an index comprised of the smallest 2000 companies in the Russell 3000 Index which tracks almost 99 percent of the stocks included in portfolios of institutional investors, and with the NASDAQ Bank Index, an index of non-holding company banking institutions traded on NASDAQ.

The Russell 2000 Index has been added, as management believes it provides a better Comparison of shareholder returns for Small Cap Stocks. Old Point Financial Corporation common stock is a Small Cap Stock. The NASDAQ Composite Index is heavily weighted to technology stocks, many of which are Large Cap issues, in an industry group that significantly out performed the general stock market in 1999. Accordingly Management believes the Russell 2000 Index is a better comparison of shareholder return performance for Small Cap Stocks than the NASDAQ Composite Index.

       This performance graph was created by comparing the percentage change in stock prices for the Company and the indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 1994 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company's performance.

      The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The NASDAQ Composite is a market value-weighted average of all over-the-counter stocks quoted on their listing service.


                           1994    1995    1996    1997    1998    1999

NASDAQ BANK COMPOSITE      100.00  147.36  190.05  315.37  283.33  267.12
NASDAQ Composite           100.00  140.85  173.24  211.56  296.38  551.12
Old Point Financial Corp   100.00  103.00  115.70  119.27  194.84  116.68
Russell 2000 Index         100.00  127.36  148.28  180.98  176.92  214.27

                                    -14-

                           PROPOSAL 2
            RATIFICATION OF SELECTION OF ACCOUNTANTS

      On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., certified public accountants, as the Company's independent auditors for 2000, subject to ratification by stockholders at the Annual Meeting. Eggleston Smith P.C. rendered audit services to the Company during 1999. These services consisted primarily of the examination and audit of the Company's financial statements, tax reporting assistance, and other audit and accounting matters.

      Representatives of Eggleston Smith P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to your questions.

     The Board of Directors recommends that the stockholders vote
FOR ratification of Eggleston Smith P.C., as the Company's independent auditors for 2000.


                           PROPOSAL 3
     APPROVAL OF INCREASING THE NUMBER OF AUTHORIZED SHARES

      Old Point Financial Corporation is currently authorized to issue 6,000,000 shares of Common Stock. The Board of Directors has unanimously approved a proposed amendment to the Old Point Financial Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock from 6,000,000 to 10,000,000.

      It is the Company's intention to finance its operations through, among other things, the issuance from time to time of equity securities, to consider the acquisition or affiliation of other community banks or financial service businesses, (possibly using Company Common Stock as consideration in some instances) and to consider the issuance of additional shares of common stock through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of Company Common Stock is necessary to provide the Company with the flexibility to take advantage of business opportunities in such situations.

      The affirmative vote of more than two-thirds of all the votes entitled to be cast by the holders of outstanding shares of Company Common Stock at the annual meeting is required to approve this amendment to the Articles of Incorporation of the Company.

       The   Board  of  Directors  unanimously  recommends   that
shareholders vote "FOR" the amendment to increase the authorized shares.

               2001 ANNUAL MEETING OF STOCKHOLDERS

      In accordance with the By Laws of the Company as currently in effect, the 2001 Annual Meeting of Stockholders will be held on April 24, 2001.

       The Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company at its main office on or before December 1, 2000.



              ANNUAL FINANCIAL DISCLOSURE STATEMENT


       A copy of the Company's Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 1999, will be furnished without charge to shareholders upon written request directed to:

                        Laurie D. Grabow
                  Senior Vice President/Finance
             The Old Point National Bank of Phoebus
                      1 West Mellen Street
                     Hampton, Virginia 23663
                         (757) 728-1251




                          OTHER MATTERS

      Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                                    -16-

                 OLD POINT FINANCIAL CORPORATION
              P.O. BOX 3392 HAMPTON, VIRGINIA 23663


                         PROXY CARD FOR
                 ANNUAL MEETING OF SHAREHOLDERS
                         APRIL 25, 2000


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Crosby C. Forest and Charles H, Richardson as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on March 14, 2000 at the Annual Meeting of Shareholders, to be held on April 25, 2000, and any and all adjournments thereof.

     This proxy, will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted
FOR Items 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

       Please sign exactly as your name(s) appear(s) hereon.
       When shares are held by joint tenants, both should sign. When signing in a representative capacity, please provide full title.

HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?

-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------

X PLEASE MARK VOTES AS IN THIS EXAMPLE

-------------------------------
OLD POINT FINANCIAL CORPORATION
-------------------------------
                                                             _
Mark box at right if you plan to attend the Annual Meeting. |_|

Mark box at right if an address change or comment has been   _
noted on the reverse side of this card.                     |_|


CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this proxy.   Date_______


_____________________                __________________
Shareholder sign here                Co-owner sign here

DETACH CARD
                                                   For All       With-
                                                   Nominee's     hold   Except

1. Election of Directors
   (01)Richard F. Clark, (02)Russell S. Evans,Jr.,
   (03)G. Royden Goodson, III,                          _           _       _
   (04)Arthur D.Greene, (05)Stephen D. Harris,         |_|         |_|     |_|
   (06)John Cabot Ishon, (07)Eugene M. Jordan,
   (08)John B. Morgan, II, (09)Louis G. Morris,
   (10)H. Robert Schappert,  (11)Robert F. Shuford

 INSTRUCTION: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

                                                         For  Against   Abstain

2. Ratification of the appointment of
   Eggleston Smith, P.C., Certified                        _     _       _
   Public Accountants, as independent                     |_|   |_|     |_|
   auditors for 2000.



3. Approval to increase the number of shares of the         _     _       _
   Common Stock $5 par value, from 6,000,000               |_|   |_|     |_|
   shares authorized to 10,000,000 shares authorized.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.